UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☑

Item 5.07	Submission of Matters to a Vote of Security Holders
Eleven Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 19, 2017. The following is a summary of the matters voted on at that meeting.

a)
The stockholders of the Company elected Abbie Celniker, Ph.D., Jane Henderson. and Daniel Lynch. as class III directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2020 and until their respective successors have been duly elected and qualified. The results of the stockholders’ vote with respect to the election of the class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes

Abbie Celniker, Ph.D.	10,165,378	185,615	9,147,339
Jane Henderson	10,177,628	173,365	9,147,339
Daniel Lynch	10,178,074	172,919	9,147,339

b)
The stockholders of the Company ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
19,278,991	51,767	167,574	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: May 22, 2017	By:	/s/ John J. McCabe
John J. McCabe Chief Financial Officer